UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2019

TechTarget, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, Newton, MA		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	TTGT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2019, the Board of Directors (the “Board”) of TechTarget, Inc. (the “Company”) approved, upon recommendation by the Nominating and Corporate Governance Committee (“Nominating Committee”), a new form of standard indemnification agreement (“Indemnification Agreement”) to be entered into between the Company and each of its directors and executive officers (the “Indemnitees”). The Company will execute new Indemnification Agreements with all directors and executive officers of the Company (the “Indemnitees”), which will supersede any previous indemnification agreements entered into by such directors and executive officers with the Company.

The new Indemnification Agreement provides, among other things, that the Company will indemnify each Indemnitee to the fullest extent permitted by law, subject to certain conditions, against all expenses and certain other amounts actually and reasonably incurred by the Indemnitee in connection with proceedings in which the Indemnitee is involved, or is threatened to become involved, by reason of the fact that the Indemnitee is or was a director or officer of the Company. The new Indemnification Agreement also, subject to certain conditions, entitles Indemnitees to advancement of attorney’s fees and other expenses and provides procedures for determining whether an Indemnitee is eligible for indemnification. Under the new Indemnification Agreement, an Indemnitee will be eligible for indemnification during the period of his or her service as an officer or director plus ten years and, thereafter, so long as the Indemnitee is subject to any proceeding by reason of his or her prior service as a director or officer. The new Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under Delaware law and shall be in addition to any other rights the directors and officers may have under the Company’s Fourth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

On, August 7, 2019 the Company disclosed its results for the three months ended June 30, 2019 in its Shareholder Letter, which is posted on the Investor Relations section of its website at www.techtarget.com. The Shareholder Letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in Item 2.02 of this Form 8-K (including Exhibit 99.1) is furnished in accordance with SEC Release No. 33-8216 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language in such filing, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2019, the Board expanded the size of the Board from six to seven members and elected Christina Van Houten as a Class I director with a term expiring at the Annual Meeting of Stockholders to be held in 2020. Ms. Van Houten was also appointed to the Nominating Committee. In connection with her election to the Board, Ms. Van Houten will receive (i) an option to purchase 2,500 shares of the Company’s common stock, par value $.001 per share, subject to a one year vesting period, (ii) a restricted stock unit grant reflective of the annual retainers established by the Compensation Committee and the Board for service on the Board and the Nominating Committee pro-rated for actual service during 2019 and (iii) on the recommendation of the Nominating Committee, a grant of 16,500 restricted stock units with respect to the Company’s common stock, subject to annual vesting of 1/3 of the units in each of the three years following the date of grant. Following these initial grants, Ms. Van Houten will be compensated as a director pursuant to the Company’s compensation policy for non-employee directors, which is described in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 23, 2019. The Company also expects to enter into an Indemnification Agreement with Ms. Van Houten.

Ms. Van Houten, 51, has served as the Chief Strategy Officer of Mimecast Limited (“Mimecast”), a public email management company, since April 2018. Prior to joining Mimecast, from 2014 to March 2018, Ms. Van Houten was Senior Vice President, Marketing Strategy & Product Management, at Infor Global Solutions, an enterprise software company that provides comprehensive business solutions. She also served as Vice President, Industry Solution and Strategy, at Infor from 2011 to 2014. Prior to Infor, she was Vice President of Strategy and Solutions at IBM Netezza from 2010 to 2011. Prior to that, from 2005 to 2010, she served in senior roles at Oracle Corporation. Ms. Van Houten holds a Master of Business Administration from the Booth School of Business at the University of Chicago and a Bachelor of Arts degree from Georgetown University.

There are no arrangements or understandings between Ms. Van Houten and any other person pursuant to which she was selected as a director. Ms. Van Houten does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Except as noted below, there are no transactions between Ms. Van Houten or any member of her respective immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

The Company has a commercial relationship with Mimecast that the Company considers not material, arms-length, and on terms that are consistent with similar transactions with its other similarly situated customers and undertaken in the ordinary course of the business of the Company. The Company’s Nominating Committee has evaluated the commercial relationship with Mimecast in assessing Ms. Van Houten’s independence and has determined that Ms. Van Houten did not and does not have any direct or indirect material interest in such transactions.

Item 7.01 Regulation FD Disclosure.

On August 7, 2019, the Company issued a press release announcing the appointment of Ms. Van Houten to the Board. A copy of the Company’s press release is attached hereto as Exhibit 99.2 and incorporated herein in its entirety. The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Indemnification Agreement.
99.1	Shareholder Letter dated August 7, 2019.
99.2	Press Release issued by TechTarget, Inc. on August 7, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TechTarget, Inc.

Date: August 7, 2019	By:	/s/ Daniel Noreck
Daniel Noreck
Chief Financial Officer and Treasurer